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                                                                    EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Proxy Statement of GeoWaste, Inc. that is made part of the Registration Statement (S-4) and Prospectus of Superior Services, Inc. and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of Superior Services, Inc. included in the Annual Report (Form 10-K) of Superior Services, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Milwaukee, Wisconsin
September 21, 1998